As filed with the Securities and Exchange Commission on April 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

1996 STOCK OPTION PLAN

(Full title of the plan)

Murray D. Rode

Chief Financial Officer and

Executive Vice President,

Strategic Operations

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 846-1000

(Telephone number, including area code, of agent for service)

Copy to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value	5,279,883 shares	$9.21	$48,627,722.43	$1,492.87

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1996 Stock Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1996 Stock Option Plan, based upon the average of the high and low sales prices of the Registrant’s Common Stock on April 16, 2007 as reported on the NASDAQ Global Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

TIBCO SOFTWARE INC.

REGISTRATION STATEMENT ON FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of TIBCO Software Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2005 (File No. 333-124354), December 24, 2003 (File No. 333-111548), December 20, 2002 (File No. 333-102082), May 21, 2002 (File No. 333-88770), December 21, 2001 (File No. 333-75736), December 22, 2000 (File No. 333-52644), February 10, 2000 (File No. 333-30088) and October 12, 1999 (File No. 333-88811) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description
4.1*	1996 Stock Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Incorporated by reference to an exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006, filed with the Commission on February 9, 2007.

Item 9.	Undertakings

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 19th day of April, 2007.

TIBCO SOFTWARE INC.

By:	/s/ Murray D. Rode
Murray D. Rode
Chief Financial Officer and Executive Vice President, Strategic Operations

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray D. Rode as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	President, Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)	April 19, 2007

/s/ Murray D. Rode	Chief Financial Officer and Executive Vice President, Strategic Operations (Principal Financial Officer)	April 19, 2007
Murray D. Rode

/s/ Sydney L. Carey	Senior Vice President, Corporate Controller (Principal Accounting Officer)	April 19, 2007
Sydney L. Carey

Director
Bernard Bourigeaud

/s/ Eric Dunn	Director	April 19, 2007
Eric Dunn

/s/ Naren Gupta	Director	April 19, 2007
Naren Gupta

/s/ Peter Job	Director	April 19, 2007
Peter Job

/s/ Philip K. Wood	Director	April 19, 2007
Philip K. Wood

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1996 Stock Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Incorporated by reference to an exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006, filed with the Commission on February 9, 2007.